Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2012

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased (1)		Anchor / Significant Tenants

					Mar-12	Mar-11

Shopping Centers

Ashburn Village	Ashburn, VA	221,770	1994/00/01/02/06	26.4	91%	88%	Giant Food, Hallmark Cards, McDonalds, Burger King, Dunkin Donuts, Kinder Care

Ashland Square Phase I	Dumfries, VA	16,550	2007	2.0	100%	100%	Capital One Bank, CVS Pharmacy

Beacon Center	Alexandria, VA	358,015	1972 (1993/99/07)	32.3	100%	100%	Lowe’s Home Improvement Center, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave’s, Chipotle

Belvedere Gardens	Baltimore, MD	54,941	1972	4.8	93%	93%	Fresh Point Grocery Store, Family Dollar

BJ’s Wholesale Club	Alexandria, VA	115,660	2008	9.6	100%	100%	BJ’s Wholesale Club

Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	81%	82%	Publix, Wachovia Bank

Boulevard	Fairfax, VA	49,140	1994 (1999/09)	5.0	98%	100%	Panera Bread, Party City, Petco

Briggs Chaney MarketPlace	Silver Spring, MD	194,347	2004	18.2	100%	100%	Safeway, Ross Dress For Less, Family Dollar, Advance Auto. McDonalds, Wendy’s, Chuck E Cheese

Broadlands Village	Ashburn, VA	159,734	2003/4/6	24.0	90%	87%	Safeway, The All American Steakhouse, Bonefish Grill, Starbucks

Countryside Marketplace	Sterling, VA	141,696	2004	16.0	90%	92%	Safeway, CVS Pharmacy, Starbucks

Cranberry Square	Westminster, MD	141,569	2011	18.9	91%	NA	Giant Food, Staples, Party City, Pier 1 Imports, Jos A Banks, Wendy’s’

Cruse MarketPlace	Cumming, GA	78,686	2004	10.6	88%	86%	Publix

Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%	Capital One Bank

French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	94%	98%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Famous Footwear, Lakeshore Learning Center, Alfred Angelo, Dollar Tree

Germantown	Germantown, MD	27,241	1992	2.7	91%	79%	Jiffy Lube

Giant	Milford Mill, MD	70,040	1972 (1990)	5.0	94%	94%	Giant Food

The Glen	Woodbridge, VA	135,870	1994 (2005)	14.7	98%	96%	Safeway Marketplace, The All American Steakhouse, Panera Bread, Five Guys

Great Eastern	District Heights, MD	255,398	1972 (1995)	31.9	99%	98%	Fresh World, Pep Boys, Big Lots, Capital Sports Complex

Great Falls Center	Great Falls, VA	91,666	2008	11.0	99%	92%	Safeway, CVS Pharmacy, Capital One Bank, Starbucks, Subway

Hampshire Langley	Takoma Park, MD	131,700	1972 (1979)	9.9	95%	100%	Expo E Mart, Radio Shack, Starbucks, Footlocker

Hunt Club Corners	Apopka, FL	101,522	2006	13.1	94%	94%	Publix, Walgreens, Radio Shack, Hallmark

Jamestown Place	Altamonte Springs, FL	96,372	2005	10.9	92%	92%	Publix, Carrabas Italian Grill

Kentlands Square I	Gaithersburg, MD	114,381	2002	11.5	100%	100%	Lowe’s Home Improvement Center, Chipotle

Kentlands Square II	Gaithersburg, MD	240,683	2011	22.3	100%	NA	Giant Food, Kmart, Party City, Panera Bread, Not Your Average Joe’s, Payless Shoes, Hallmark, Chick-Fil-A

Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	97%	93%	Elizabeth Arden’s Red Door Salon, Bonefish Grill, Subway

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2012

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased (1)		Anchor / Significant Tenants

					Mar-12	Mar-11

Shopping Centers (continued)

Lansdowne Town Center	Leesburg, VA	189,352	2006	23.4	96%	92%	Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joes, Starbucks, Velocity 5

Leesburg Pike Plaza	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	95%	100%	CVS Pharmacy, Party Depot, FedEx Kinko’s, Radio Shack, Verizon Wireless

Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	82%	90%	Bottom Dollar Food, Rite Aid, Virtua Health Center, Radio Shack, Family Dollar, Retro Fitness

Metro Pike Center	Rockville, MD	67,487	2010	4.6	74%	89%	McDonalds, Jennifer Convertibles, Fed ExKinko’s, Dunkin Donuts, Seven Eleven

Shops at Monocacy	Frederick, MD	109,144	2004	13.0	86%	90%	Giant Food, Giant Gas Station, Panera Bread, Starbucks, Five Guys, California Tortilla

Northrock	Warrenton, VA	103,439	2009	15.4	78%	72%	Harris Teeter, Longhorn Steakhouse, Ledo’s Pizza, Capital One Bank

Olde Forte Village	Ft. Washington, MD	143,577	2003	16.0	93%	91%	Safeway, Advance Auto, Dollar Tree, Radio Shack, McDonalds, Wendy’s, Ledo’s Pizza

Olney	Olney, MD	53,765	1975 (1990)	3.7	95%	94%	Rite Aid, Olney Grill, Ledo’s Pizza, Popeye’s

Orchard Park	Dunwoody, GA	87,885	2007	10.5	88%	91%	Kroger

Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	94%	91%	Albertson’s, Office Depot, Mimi’s Cafe, Toojay’s Deli

Ravenwood	Baltimore, MD	93,328	1972 (2006)	8.0	91%	91%	Giant Food, Starbucks

11503 Rockville Pike	Rockville, MD	20,149	2010	1.9	100%	100%	Staples

Seabreeze Plaza	Palm Harbor, FL	146,673	2005	18.4	96%	95%	Publix, Earth Origins Health Food, Petco, Planet Fitness, Vision Works

Marketplace at Sea Colony	Bethany Beach, DE	21,677	2008	5.1	95%	78%	Seacoast Realty, Armand’s Pizza, Candy Kitchen, Turquoise Restaurant

Seven Corners	Falls Church, VA	574,831	1973 (1994-7/07)	31.6	91%	100%	The Home Depot, Shoppers Food & Pharmacy, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, G Street Fabrics, Off-Broadway Shoes, The Room Store, Dress Barn, Starbucks, Dogfishhead Ale House, Red Robin Gourmet Burgers, Chipotle, Wendy’s

Severna Park Marketplace	Severna Park, MD	254,174	2011	20.6	100%	NA	Giant Food, Kohl’s, Office Depot, A.C. Moore, Goodyear, Chipotle, McDonalds, Jos. A Banks, Radio Shack, Atlanta Bread Company, Five Guys, Unleashed

Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	100%	93%	Super H Mart

Smallwood Village Center	Waldorf, MD	173,281	2006	25.1	69%	64%	Safeway, CVS Pharmacy, Family Dollar

Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6	93%	94%	The Home Depot, Foodvalu, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Gallo Clothing

Southside Plaza	Richmond, VA	371,761	1972	32.8	93%	92%	Community Supermarket, Maxway, Citi Trends, City of Richmond, McDonalds, Burger King, Kool Smiles

South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	89%	82%	Maxway, Big Lots, Emory Clinic, Deal$ (Dollar Tree)

Thruway	Winston-Salem, NC	362,600	1972 (1997)	30.5	90%	90%	Harris Teeter, Trader Joe’s, Stein Mart, Talbots, Hanes Brands, Jos. A Banks, Bonefish Grill, Chico’s, Ann Taylor Loft, Coldwater Creek, Rite Aid, FedEx/Kinkos, Plow & Hearth, New Balance, Aveda Salon, Christies Hallmark, Carter’s Kids, McDonalds, Chick-Fil-A, Wells Fargo Bank, Francesca’s Collections, Great Outdoor Provision Company

Village Center	Centreville, VA	146,309	1990	17.2	94%	92%	Giant Food, Tuesday Morning, Starbucks, McDonalds

West Park	Oklahoma City, OK	76,610	1975	11.2	12%	12%	Family Dollar

Westview Village	Frederick, MD	100,997	2009	10.4	57%	45%	Mimi’s Cafe, Sleepy’s, Music & Arts, Firehouse Subs, CiCi’s Pizza

White Oak	Silver Spring, MD	480,276	1972 (1993)	28.5	99%	99%	Giant Food, Sears, Walgreens, Radio Shack, Boston Market, Sarku

Total Shopping Centers		7,935,955		764.7	91.9%	91.6%

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2012

Property	Location	Leasable Area (Square Feet)		Year Acquired or Developed (Renovated)	Land Area (Acres)		Percentage Leased (1)			Anchor / Significant Tenants

							Mar-12		Mar-11

Mixed-Use Properties

Avenel Business Park	Gaithersburg, MD	390,579		1981-2000	37.1		82%		81%	General Services Administration, VIRxSYS, SeraCare Life Sciences, Bio-Reference Laboratories, Inc, Direct Buy

Clarendon Center-North Block	Arlington, VA	108,387		2010	0.6		86%		75%	Pete’s New Haven Pizza, AT&T, BGR, Airline Reporting Corporation, Personnel Decisions

Clarendon Center-South Block	Arlington, VA	104,638		2010	1.3		99%		57%	Trader Joe’s, Circa, Burke Herbert Bank, Cannon Design, Winston Partners, Keppler Speakers Bureau, ECG Management Co., Leadership Institute, Capital One

Clarendon Center Residential-South Block (244 units)		188,671		2010			98%		99%

Crosstown Business Center	Tulsa, OK	197,127		1975 (2000)	22.4		87%		87%	Compass Group, Roxtec, Keystone Automotive, Freedom Express, Direct TV, Auto Panels Plus, Valhoma Corporation

601 Pennsylvania Ave.	Washington, DC	226,604		1973 (1986)	1.0		95%		95%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Freedom Forum, Pharmaceutical Care Management Assn., Capital Grille

Van Ness Square	Washington, DC	159,411	(3)	1973 (1990)	1.4	(3)	60%	(3)	64%	Office Depot, Pier 1

Washington Square	Alexandria, VA	235,042		1975 (2000)	2.0		92%		76%	Vanderweil Engineering, AECOM, Freeman Decorating Services, Tauri Group, Cooper Carry, Bank of America, Marketing General, Alexandria Economic Development, Trader Joe’s, Fed Ex/Kinko’s, Talbots, Teaism Restaurant, Starbucks, The Business Bank

Total Mixed-Use Properties		1,610,459			65.8		85.5%	(2)	79.3%

Total Portfolio		9,546,414			830.5		90.9%	(2)	89.6%

Land and Development Parcels

Ashland Square Phase II	Manassas, VA			2004	17.3		Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.

New Market	New Market, MD			2005	35.5		Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.

	Total Development Properties				52.8

(1)	Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments.
(2)	Total percentage leased is for commercial space only.
(3)	Includes 2011 acquisition of 4469 Connecticut Avenue (2,918 SF).

Exhibit